Exhibit 99.1

Syndax Announces Changes to its Board of Directors

- Jennifer Jarrett and William Meury appointed to Board of Directors –

- Luke Evnin, Ph.D., and Henry Chen resign as active members –

WALTHAM, Mass., September 25, 2018 (PRNEWSWIRE) -- Syndax Pharmaceuticals, Inc. ("Syndax," the "Company" or "we") (Nasdaq:SNDX), a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies, today announced the appointment of Jennifer Jarrett and William Meury to its Board of Directors, effective today. Ms. Jarrett and Mr. Meury will succeed Luke Evnin, Ph.D. and Henry Chen, who resigned as active members of the Syndax Board of Directors, effective today.

“It is a pleasure to welcome Jennifer and Bill, both highly accomplished leaders in the biopharmaceutical industry, to our Board of Directors,” said Dennis Podlesak, Chairman of Syndax. “Jennifer brings to the Board a wealth of financial and operational expertise, with a proven track record of creating and building value for numerous publicly traded biotech companies. Bill’s extensive experience successfully launching and commercializing healthcare products will be invaluable as we move closer to the potential commercialization of entinostat. I look forward to their contributions and insights as Syndax continues its efforts to advance its innovative pipeline of cancer therapies and evolve into a commercial organization.”

Mr. Podlesak added, “On behalf of the entire Board, I would like to thank Luke and Henry for their dedication and commitment to Syndax over the years. We wish them both the best of luck in all of their future endeavors.”

Ms. Jarrett currently serves as Chief Operating Officer and Chief Financial Officer of Arcus Biosciences, a publicly traded biotechnology company developing next generation cancer immunotherapies.  Prior to Arcus, Ms. Jarrett was Chief Financial Officer of Medivation up until the company’s sale to Pfizer in 2016.  Before Medivation, Ms. Jarrett spent 20 years in investment banking, most recently at Citigroup where she was responsible for the firm’s West Coast life sciences investment banking practice. Prior to Citigroup, Ms. Jarrett worked in the investment banking divisions of Credit Suisse, Donaldson, Lufkin & Jenrette, Merrill Lynch and Kidder Peabody. Ms. Jarrett currently serves on the Board of Directors of Arena Pharmaceuticals and Audentes Therapeutics. She holds an M.B.A. from the Stanford Graduate School of Business and earned her bachelor’s degree in Economics from Dartmouth College.

Mr. Meury currently serves as the Chief Commercial Officer of Allergan, plc, a global, publicly traded pharmaceutical company. He began his tenure at Allergan in 2014 as Executive Vice President, Commercial, North American Brands, and subsequently held the role of President, Branded Pharma. Prior to joining Allergan, Mr. Meury served as Executive Vice President, Sales and Marketing at Forest Laboratories, Inc. prior to its acquisition by Allergan, then known as Actavis. He joined Forest in 1993 and held multiple roles of increasing responsibility in Marketing, New Products, Business Development, and Sales. Before joining Forest, Mr. Meury worked in public accounting for Reznick Fedder & Silverman and in financial reporting for MCI Communications. He is currently on the Board of Directors of several organizations, including The Jed Foundation and the International Council of Ophthalmology Foundation. Mr. Meury earned his bachelor’s degree in Economics from the University of Maryland.

Exhibit 99.1

About Syndax Pharmaceuticals, Inc.

Syndax Pharmaceuticals is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. The Company is developing its lead product candidate, entinostat, a once-weekly, oral, small molecule, class I HDAC inhibitor, in combination with exemestane and several approved PD-1/PD-L1 antagonists. The Company's pipeline also includes SNDX-6352, a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor, as well as a portfolio of potent and selective inhibitors targeting the binding interaction of Menin with MLLr. For more information, please visit www.syndax.com or follow the Company on Twitter and LinkedIn.

Syndax's Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend," "believe" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, clinical development and scope of clinical trials and the reporting of clinical data for Syndax's product candidates, and the potential use of our product candidates to treat various cancer indications. Many factors may cause differences between current expectations and actual results including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of Syndax's collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Syndax Contacts

Investor Contact

Melissa Forst

Argot Partners

melissa@argotpartners.com

Tel 212.600.1902

Media Contact
David Rosen
Argot Partners
david.rosen@argotpartners.com

Exhibit 99.1

Tel 212.600.1902

SNDX-G